UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2022
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
_____________________________

Illinois	001-35077	36-3873352
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9700 West Higgins Road
Rosemont, Illinois 60018
(Address of principal executive offices)
Registrant’s telephone number, including area code (847) 939-9000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	WTFC	The NASDAQ Global Select Market
Series D Preferred Stock, no par value	WTFCM	The NASDAQ Global Select Market
Series E Preferred Stock, no par value	WTFCP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On September 18, 2018, the Company established a term facility as part of a loan agreement (“Credit Agreement”) with unaffiliated banks. The Credit Agreement consisted of a $150.0 million term loan facility and a $100.0 million revolving credit facility. On December 12, 2022, Wintrust Financial Corporation (“Wintrust”) entered into an amendment and restatement of the Credit Agreement pursuant to the Amended and Restated Credit Agreement dated as of December 12, 2022, among the Company, the unaffiliated banks named therein as lenders, and Wells Fargo Bank, National Association, as administrative agent for the lenders (the “Amended and Restated Credit Agreement”). In connection with the entry into the Amended and Restated Credit Agreement, the outstanding term loan under the existing Credit Agreement was paid in full pursuant to the terms thereof.
The Amended and Restated Credit Agreement provides for, among other things, an increase to the term loan facility from $150.0 million to $200.0 million, an extension of the maturity date for the revolving credit facility to December 11, 2023, an extension of the maturity date for the term loan facility to December 12, 2027, and an increase in the applicable margin with respect to SOFR Loans from 1.55% to 1.60%. The Amended and Restated Credit Agreement also provides for certain administrative changes and the modification of certain financial covenants that must be met by Wintrust for so long as any amounts or commitments under the Amended and Restated Credit Agreement are still outstanding.
Borrowings under the Amended and Restated Credit Agreement are secured by pledges of and first priority perfected security interests in the Company’s equity interest in its bank subsidiaries and contain several restrictive covenants, including the maintenance of various capital adequacy levels, asset quality and profitability ratios, and certain restrictions on dividends and other indebtedness. At September 30, 2022, the Company was in compliance with all such covenants. The term loan facility and revolving credit facility under the Amended and Restated Credit Agreement are available to be utilized, as needed, to provide capital to fund continued growth at the Company’s banks and to serve as an interim source of funds for acquisitions, common stock repurchases or other general corporate purposes.
The above summary does not purport to be a complete description of the Amended and Restated Credit Agreement and it is qualified in its entirety by reference to the Amended and Restated Credit Agreement attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1 *
Amended and Restated Credit Agreement, dated as of December 12, 2022, by and among Wintrust Financial Corporation, as Borrower, the lenders who are party to the Agreement and the lenders who may become a party to the Agreement pursuant to terms hereof, as Lenders, and Wells Fargo, National Association, a national banking association, as Administrative Agent for the Lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Wintrust agrees to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/Kathleen M. Boege
Kathleen M. Boege Executive Vice President, General Counsel and Corporate Secretary
Date: December 15, 2022
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